UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2009

China Agro Sciences Corp.
(Exact name of registrant as specified in its charter)

Florida	000-49687	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Xinanyao Street, Jinzhou District, Dalian, Liaoning Province, PRC 116100
 (Address of principal executive offices) (zip code)

(212) 232-0120
(Registrant's telephone number, including area code)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Kristina L. Trauger, Esq. Yarona Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 18, 2009, China Agro Sciences Corp. (the “Company”) entered into an entrusted management agreement (the “Agreement”) with Mr. Xiaojun Zhu and his management staffs of Shaanxi Guangsha Investment and Development Group Co., Ltd.(Shaanxi Guangsha Investment) a company organized under the laws of the People’s Republic of China.

Pursuant to the terms of the Agreement the management, the Company shall be entrusted to Mr. Xiaojun Zhu and his management staffs so as to enable the Company to benefit from Mr. Zhu and his management staffs’ experience and reputation in the field of the real estate industry in China. The Company’s experience in the fields related to real estate and other matters material is very limited. Mr. Zhu and his management staffs are willing to have the responsibility and authority for the management of the Company and its subsidiaries. In consideration for the provision of such services, the Company shall pay to Mr. Zhu and his management staffs regular cash compensation and implement a stock ownership incentive plan.

The Agreement provides for the issuance by the Company of 25 million shares of Common Stock to Mr. Xiaojun Zhu and his management staffs . Mr. Xiaojun Zhu and his management staffs should receive such shares as additional consideration for the provision of the entrusted management services.

The complete Entrusted Management Agreement is attached hereto as Exhibit 10.1, and is qualified in its entirety by reference to such exhibit.

Item 3.02 Unregistered Sales of Equity Securities

                Pursuant to the Entrusted Management Agreement, on September 18, 2009, we issued a total of 25,000,000 shares of our common stock to individuals set forth on Table I of the Entrusted Management Agreement for their management services to be rendered. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933. These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01. Financial Statements and Exhibits.

10.1	Entrusted Management Agreement, dated as of September 18, 2009, by and among the Company, Mr. Xiaojun Zhu and his management staffs .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRO SCIENCES CORP.

September 18, 2009	By:	/s/ Zhengquan Wang
Name: Zhengquan Wang
Title: Chief Executive Officer